Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-128410) and related Prospectus of Secure Computing Corporation, and to the incorporation by reference therein of our report dated March 7, 2005, with respect to the consolidated financial statements and the related financial statement schedule of Secure Computing Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 2004, and our report dated March 7, 2005 with respect to Secure Computing Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Secure Computing Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2004, each filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

December 1, 2005